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                                                                  EXHIBIT 10.21


                                 AWARD NOTICE

                      NOTICE OF NONQUALIFIED STOCK OPTION
                            GRANTED PURSUANT TO THE
                            EASTMAN CHEMICAL COMPANY
                    1997 OMNIBUS LONG-TERM COMPENSATION PLAN


                            Grantee:

                            Number of Shares:

                            Option Price:  $45.8125

                            Date of Grant:  February 16, 1999

        1. GRANT OF OPTION. This Award Notice serves to notify you that the Compensation and Management Development Committee (the "Committee") of the
Board of Directors of Eastman Chemical Company ("Company") has granted to you, under the Company's 1997 Omnibus Long-Term Compensation Plan (the "Plan"), a nonqualified stock option ("Option") to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares of its $.01 par value Common Stock ("Common Stock") set forth above, at a price equal to $45.8125 per share. The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan. The principal terms of the Plan, and of the offer by the Company of the shares of Common Stock covered by the option, are described in the Prospectus for the Plan, which Prospectus will be delivered to you by the Company.

        2. PERIOD OF OPTION AND LIMITATIONS ON RIGHT TO EXERCISE. Subject to earlier cancellation of all or a portion of the Option as described in Sections 6 and 7 of this Award Notice, the Option will expire at 5:00 p.m., Eastern Standard Time, on February 15, 2009 ("Expiration Date").

        3.      EXERCISE OF OPTION.

                (a) Subject to the terms set forth in this Award Notice, the Option will become exercisable as to one half of the shares covered hereby on February 16, 2000, and as to the remaining shares on February 16, 2001.

                (b) Upon your death, your personal representative may exercise the Option, subject to the terms set forth in this Award Notice, until the Expiration Date.

                (c) The Option may be exercised in whole or in part by completing and returning the exercise form delivered with the Option. The exercise form generally must be accompanied by, or make provision for, full payment in cash; by check; or by surrendering unrestricted shares of Common Stock having a value on the date of exercise equal to the exercise price, together with proof that such shares, if acquired through a previous option exercise, have been owned by the optionee for at least six months prior to the date of exercise of the Option; or in any combination of the foregoing; however, if you wish to pay with shares of Common Stock already held by you, you may submit a Stock Validation form attesting to the ownership of the shares instead of sending in actual share certificates.


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                (d) Except under the circumstances described in Section 6 of this Award Notice, and subject to the final sentence of this Section 3(d), if you exercise the Option through the use of previously owned Common Stock (pursuant to Section 3(c)) that you have held for at least six months, you will be granted a new Option ("Reload Option") to acquire a number of shares of Common Stock equal to the number of shares so used, at an exercise price equal to the Fair Market Value of the Common Stock at the time of exercise of the Option, and having a term equal to the remaining term of the Option. The Reload Option will become exercisable six months from the date of grant. The Reload Option may be exercised through the use of previously owned shares of Common Stock (as described in Section 3(c) of this Award Notice), but you will not be granted an additional Option in connection with the exercise of the Reload Options. The Committee shall have the right, in its sole discretion, to discontinue the grant of Reload Options under the Plan at any time, effective upon written notice to you.

        4. NONTRANSFERABILITY. The Option is not transferable except by will or by the laws of descent and distribution, and may not be sold, assigned, pledged or encumbered in any way, whether by operation of law or otherwise. The Option may be granted only to, and exercised only by you during your lifetime, except in the case of a permanent disability involving mental incapacity.

        5. LIMITATION OF RIGHTS. You will not have any rights as a shareowner with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain employed by the Company or a Subsidiary.

        6. TERMINATION. Upon termination of your employment with the Company or a Subsidiary by reason of death, disability or retirement, or for another approved reason, as determined by the Committee, the Option will remain exercisable in accordance with its original terms, except that the Reload Option described in Section 3(d) of this Award Notice will not be granted in connection with any exercise of the Option occurring more than 60 days after the date of such termination. Upon termination of your employment with the Company or a Subsidiary for a reason other than death, disability, retirement or another approved reason, any portion of the Option not previously exercised by you will be canceled and forfeited by you, without payment of any consideration by the Company.

        7. NONCOMPETITION; CONFIDENTIALITY. You will forfeit all rights under the Option if you violate the noncompetition and confidentiality provisions contained in Section 20 of the Plan.

        8. RESTRICTIONS ON ISSUANCE OF SHARES. If at any time the Company determines that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

        9. CHANGE IN OWNERSHIP; CHANGE IN CONTROL. Sections 24 and 25 of the Plan contain certain special provisions that will apply to the Option in the event of a Change in Ownership or Change in Control, respectively.

        10. ADJUSTMENT OF SHARES. If the number of outstanding shares of Common Stock changes through the declaration of stock dividends or stock splits, the number of shares subject to the Option and the exercise price of the Option automatically will be adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock in the Company, the Committee will make any adjustments and modifications to the Option that it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee is authorized to make appropriate adjustments to the Option.

        11. PLAN CONTROLS. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the provisions of the Plan will be controlling and determinative.


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